[	2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-8 Registration Statement of our audit report dated April 17, 2013 relative to the financial statements of BluForest, Inc. and for each of the two years then ended as included in the Form 10-K/A, filed on April 18, 2013.

/s/ DKM Certified Public Accountants
DKM Certified Public Accountants
Clearwater, Florida

June 19, 2013